UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2021

Folkup Development Inc.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-216921

(Commission File Number)

88-0435998

(IRS Employer Identification No.)

Unit 17-18, 23/F, Metropole Square

2 On Yiu Street, Sha Tin

New Territories, Hong Kong

(Address of principal executive offices)(Zip Code)

+852 3487-6330

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement

On June 22, 2021, Folkup Development, Inc., a Nevada corporation (the “Company”) announced that it has consummated the sale of its wholly-owned subsidiary, SinoPower Solar Investment Co. Limited (“Sinopower Solar”), to First Gain Global Limited (“First Gain”), a subsidiary of Kings Stone Energy Group. The transaction was made pursuant to that certain Agreement for Sale and Purchase, dated May 31, 2021, by and among Sinopower Solar (HongKong) Co. Limited, Ng Hak Yiu and First Gain, under which First Gain purchased all of the equity securities of Sinopower Solar for consideration of HKG$8,000,000, or approximately US$1,030,000.

The Company’s subsidiary, Sinopower Solar Energy Engineering Co. Limited (“SPSE”) is a contractor for the design, supply and build of solar power systems to Sinopower Solar, and SPSE will continue providing such services to Sinopower Solar.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Folkup Development Inc.

Date: June 25, 2021	By:	/s/ Hak Yiu Ng
	Name:	Hak Yiu Ng
	Title:	President (principal executive officer, principal financial officer and principal accounting officer)

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